UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

Newmont Mining Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

As previously disclosed on page 32 in “Note 26 – Commitments and Contingencies” of Newmont Mining Corporation’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, the Company’s wholly-owned subsidiary, Newmont Canada Corporation (“Newmont Canada”), purchased the property, called the Holt-McDermott property (“Holt Property”), from Barrick Gold Corporation (“Barrick”) in October 2004. At that time, Newmont Canada entered into a royalty agreement with Barrick (the “Barrick Royalty”), allowing Barrick to retain a royalty on the Holt Property. In August 2006, Newmont Canada sold all of its interests in the Holt Property to Holloway Mining Company (“Holloway”) in exchange for common stock issued by Holloway. In September 2006, Newmont Canada entered into a purchase and sale agreement with St. Andrew Goldfields Ltd. (“St. Andrew”) (the “2006 Agreement”), under which St. Andrew acquired all the common stock of Holloway. In 2008, Barrick sold its Barrick Royalty to Royal Gold, Inc. (“Royal Gold”).

In the court proceedings, St. Andrew alleged that in the 2006 Agreement it only agreed to assume royalty obligations equal to 0.013% of net smelter returns from operations on the Holt Property. Such an interpretation of the 2006 Agreement would make Newmont responsible for any royalties exceeding that amount payable to Royal Gold pursuant to the Barrick Royalty, which is a royalty determined by multiplying 0.00013 by the quarterly average gold price. In 2009, the Superior Court issued a decision finding in favor of St. Andrews’ interpretation, which Newmont Canada then appealed.

Most recently, during the second quarter of 2011, the Ontario Court of Appeal upheld the lower court ruling, finding Newmont Canada liable for the sliding scale royalty. There is no cap on the sliding scale royalty and it increases or decreases with the gold price.

The Company is utilizing a Monte Carlo simulation to estimate the Barrick Royalty liability factoring various changes to gold price and Holt production scenarios into the calculations. The Company determined that it will need to record an accrual of between $160 million and $200 million for the Barrick Royalty at June 30, 2011 and is currently in the process of finalizing its valuation. A $40 million provision for the Barrick Royalty was recorded as part of discontinued operations at December 31, 2010. Therefore, the anticipated charge to discontinued operations in the second quarter is expected to be between $120 million and $160 million on a pre-tax basis. The Company will adjust the liability to fair value when there are significant changes in long-term gold price assumptions or other factors applicable to the model. The Company will record any future changes in the fair value of the Barrick Royalty as discontinued operations on its income statement.

Cautionary Statement Regarding Forward-Looking Information: This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Statements using the word “will”, “anticipated”, “estimated”, “expected” and other similar expressions, and any other statements that are not historical facts are forward-looking statements. Statements regarding anticipated accruals, charges to discontinued operations and estimates of future liabilities are based upon certain assumptions, including without limitation, estimates of gold price and production, which may prove to be incorrect. Investors are cautioned not to rely on forward-looking statements, as actual results may differ materially. The Company does not undertake any duty to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stephen P. Gottesfeld
Name: Stephen P. Gottesfeld
Title: Vice President and General Counsel

Dated: July 15, 2011